                                                                      Exhibit 11
                                                                      ----------
                                                                     Page 1 of 2


                                  ADVO, Inc.

               COMPUTATION OF PRIMARY PER SHARE EARNINGS (LOSS)
                     (In thousands, except per share data)

                                                  Six months ended                   Three months ended
                                             ---------------------------         ---------------------------

                                             March 29,      March 30,            March 29,        March 30,
                                                1997           1996                1997             1996
                                             ---------      ---------            ---------        ---------
EARNINGS (LOSS) APPLICABLE TO
 COMMON STOCK                                $   8,780      $ (8,337)            $   2,598        $ (14,374)
                                             =========      ========             =========        =========

AVERAGE COMMON AND COMMON
 EQUIVALENT  SHARES

Average common shares outstanding               24,283        21,570                24,345           22,368

Assumed conversion or exercise of:
  Stock Options                                    322            --                   283               --
  Restricted Stock                                  12            --                    13               --
                                             ---------      ---------            ---------        ---------

Weighted average common and common
 equivalent shares (1)                          24,617        21,570                24,641           22,368
                                             =========      ========             =========        =========

EARNINGS (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE                     $     .36      $   (.39)            $     .11        $    (.64)
                                             =========      ========             =========        =========

(1) Weighted average common and common equivalent shares for the three and six months ended March 30, 1996 exclude the conversion of common stock equivalents because their effect would be anti-dilutive.

                                                                      Exhibit 11
                                                                      ----------
                                                                     Page 2 of 2


                                  ADVO, Inc.

            COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS (LOSS)
                     (In thousands, except per share data)

                                                  Six months ended                   Three months ended
                                             ---------------------------         ---------------------------

                                             March 29,      March 30,            March 29,        March 30,
                                                1997           1996                1997             1996
                                             ---------      ---------            ---------        ---------
EARNINGS (LOSS) APPLICABLE TO
FULLY DILUTED SHARES                         $   8,780      $ (8,337)            $   2,598        $ (14,374)
                                             =========      ========             =========        =========

FULLY DILUTED SHARES

Average common shares outstanding               24,283        21,570                24,345           22,368
Assumed conversion or exercise of:
  Stock Options                                    322            --                   283               --
  Restricted Stock                                  12            --                    16               --
                                             ----------     --------             ---------        ---------

 FULLY DILUTED SHARES (1)                       24,617        21,570                24,644           22,368
                                             =========      ========             =========        =========

EARNINGS (LOSS) PER SHARE
 ASSUMING FULL DILUTION                      $     .36      $   (.39)            $     .11        $    (.64)
                                             =========      ========             =========        =========

(1) Weighted average common and common equivalent shares for the three and six months ended March 30, 1996 exclude the conversion of common stock equivalents because their effect would be anti-dilutive.